EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the registration of 3,744,000 shares of Common Stock, par value $.10 per share, of HEARx LTD ("Registrant") of our report dated April 5, 1996 relating to the consolidated financial statements and financial statement schedule of the Registrant and its subsidiaries for the year ended December 29, 1995, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1995, which are incorporated by reference in this Registration Statement.


                                        BDO Seidman, LLP

West Palm Beach, Florida
July 18, 1996